UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2014

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 9, 2014, NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”), through a subsidiary of its operating partnership, completed the acquisition of a 570-unit portfolio of four senior living facilities located in Long Island, New York (the “Portfolio”) for a purchase price of $125.0 million, plus closing costs. NorthStar Healthcare acquired the Portfolio from Five Long Island Properties, LLC, an unaffiliated third-party, and funded the investment with proceeds from its ongoing initial public offering.

The Portfolio, which is located in close proximity to New York City, consists of four buildings totaling 404,000 square feet. Each facility is 100% leased to Arcadia Management, Inc. (“Arcadia”) pursuant to a 15-year, cross-defaulted net lease, whereby the tenant is responsible for substantially all of the operating expenses at each facility. Each lease provides for annual rent escalations equal to the greater of (i) the percentage increase in the consumer price index and (ii) 2.5%, subject to a maximum annual escalation of 3.0%. As of July 31, 2014, the Portfolio's overall resident occupancy was 89%. The Portfolio is currently unlevered and NorthStar Healthcare intends to obtain financing for the Portfolio in the future.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
If applicable, the required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
If applicable, the required pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

Safe Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will” “expects,” “intends,” or other similar words or expressions. These statements are based on NorthStar Healthcare’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Healthcare can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Healthcare’s expectations include, but are not limited to, Arcadia's ability to successfully manage the Portfolio, Arcadia's ability to comply with the terms of the underlying facility leases, the impact of any losses from our properties on cash flows and returns, the ability to obtain financing for the Portfolio, market rental rates and property level cash flows, changes in economic conditions generally and the real estate and debt markets specifically, the impact of local economics, the availability of investment opportunities, the availability of capital, the ability to achieve targeted returns, changes to generally accepted accounting principles, policies and rules applicable to REITs and the factors described in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its other filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Healthcare on the date of this report and NorthStar Healthcare is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: September 12, 2014	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

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